LNH REIT, Inc. 8-K

Exhibit 2 (f)



FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT



    This Fifth Amendment to Purchase and Sale Agreement is entered into on the 12th day of April, 1995, by and between LNH
REIT, INC. ("Seller") and ELEKTRA ENTERPRISES, INC.
("Purchaser").

		RECITALS

     A. Purchaser and Seller have entered into that certain Purchase and Sale Agreement dated October 10, 1994 hereafter referred to as the "Agreement"), as amended by those certain First, Second, Third, and Fourth Amendments to Purchase and Sale agreement, pursuant to which Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller, subject to the terms, provisions and conditions of the agreement, that certain 90 acre tract of land in the City of Webster, Harris County, Texas, known as the Baypointe Land, more particularly described in the Agreement (the "Property");

     B. All terms in this Amendment which are defined terms under the Agreement shall have the same meaning as said terms have in the Agreement unless otherwise provided herein.

     C. The parties hereto have agreed to amend the Agreement pursuant to the terms, conditions and covenants particularly described herein and not otherwise.

	     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Purchaser and Seller agree as follows:



                                AGREEMENTS
  1. Closing Date: In consideration of Thirty Two Thousand dollars ($32,000-00), receipt of which is hereby acknowledged, seller
shall hereby    extend the closing date from April 14, 1995
until May 2, 1995. This         additional Thirty Two Thousand
Dollars ($32,000.00) shall be mailed to Seller upon execution of this amendment. Additionally, these funds shall be non-refundable to Purchaser, but shall be applied to the Purchase Price upon closing.



  2. The agreement, as amended is hereby ratified and confirmed, and shall continue in full force and effect.



    IN WITNESS WHEREOF, the parties have executed this Fifth
Amendment as of the 12th day of April, 1995.



	Seller:      LNH REIT, INC.               Purchaser: ELEKTRA ENTERPRISES, INC.

BY: /s/ N. Keith McKey                           BY: /s/ Maria C. Thodos

Printed Name: /s/ N. Keith McKey        Printed Name:/s/  Maria C. Thodos

Title: CFO                                     Title: President



		By: /s/ David H. Hoster

Printed Name: /s/ David H. Hoster

Title:  Executive V.P.